Exhibit 10.12

DREAM FINDERS HOMES, INC.

FORM OF RESTRICTED STOCK GRANT NOTICE
(Class B Common Stock)

Dream Finders Homes, Inc. (the “Company”) hereby grants to Participant the number of shares of the Company’s Class B Common Stock (referred to herein as “Shares”) set forth below. This Restricted Stock award (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated in this Restricted Stock Grant Notice (“Grant Notice”) by reference. For purposes of clarity, the Shares granted pursuant to this Award are not being granted under the Dream Finders Homes, Inc. 2021 Equity Incentive Plan or any other equity plan of the Company.

Participant:	Patrick Zalupski

Grant Date:	[To insert grant date within 90 days of the IPO]

Vesting Commencement Date:	[Insert date of IPO completion]

Total Number of Shares of Restricted Stock:	[To insert number of Shares with an aggregate value of $6.0 million (based on the IPO price)]

Vesting Schedule:
The Shares shall vest and be released from the “Forfeiture Restriction” (as defined in Section 2(a) of the Agreement) as follows:

One-third (33 1/3%) of the Shares shall vest and be released from the Forfeiture Restriction on each of the first, second and third anniversary of the Vesting Commencement Date, so that all of the Shares shall be vested and released from the Forfeiture Restriction on the 3rd anniversary of the Vesting Commencement Date.

By his signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Agreement and this Grant Notice. Participant has reviewed the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company’s Board of Directors (or committee thereof) upon any questions arising under the Agreement. Participant shall also execute and deliver to the Company the stock assignment duly endorsed in blank, attached to this Grant Notice as Exhibit B (the “Stock Assignment”). If Participant is married, his spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit C.

DREAM FINDERS HOMES, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:	State of Residence:

EXHIBIT A

TO RESTRICTED STOCK GRANT NOTICE

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares indicated in the Grant Notice.

1.    Grant of Restricted Stock.

(a)    Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary of the Company and for other good and valuable consideration, which the Administrator has determined exceeds the par value per Share, effective as of the Grant Date set forth in the Grant Notice, the Company grants to Participant the Shares set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.

(b)    Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Participant and shall (i) cause a share certificate or certificates representing the Shares to be registered in the name of Participant, or (ii) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4(a) below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

(c)    Rights as a Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Participant shall have all the rights of a stockholder with respect to said Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Unreleased Shares are released from the Forfeiture Restriction as set forth in Section 2. Unless otherwise provided by the Administrator, if any dividends or distributions are paid in cash or shares, or consist of a dividend or distribution to holders of Common Stock of property, the cash, shares or other property paid or made with respect to Unreleased Shares will be retained in custody by the Company (without interest) (the “Retained Distributions”) and subject to the same forfeiture and transferability restrictions as the Unreleased Shares with respect to which they were paid or made and shall automatically be forfeited to the Company for no consideration in the event of the forfeiture of the Unreleased Shares with respect to which they were paid pursuant to the Forfeiture Restriction. Any Retained Distributions held by the Company that were paid on those Unreleased Shares as to which the Forfeiture Restriction and transfer restrictions lapse or are removed shall also be released to Participant at the time of such lapse or removal. In no event shall a Retained Distribution be paid with respect to Unreleased Shares later than the end of the calendar year in which the corresponding dividends or distributions are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (a) the date the dividends or distributions are paid to holders of Common Stock and (b) the date the Unreleased Shares with respect to which the Retained Distributions are paid vest. When Unreleased Shares are released from the Forfeiture Restrictions, Participant shall enjoy rights as a stockholder with respect to such Shares until such time as Participant disposes of such Shares.

2.    Restrictions on Shares.

(a)    Forfeiture Restriction. Subject to the provisions of Section 2(b) below, in the event of Participant’s Termination of Service for any reason, all of the Shares which, from time to time, have not yet vested in accordance with the vesting schedule set forth in the Grant Notice (together with and any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, the “Unreleased Shares”) shall be subject to forfeiture immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares shall be held by the Company in accordance with Section 3 until the Shares are forfeited as provided in this Section 2(a), until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2(a) from Participant to the Company.

(b)    Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

(c)    Transferability. Except as otherwise permitted by the Administrator, the Unreleased Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered by Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

(d)    Forfeiture upon Termination for Cause or Restrictive Covenant Breach.  If Participant’s Termination of Service is for Cause, or Participant breaches any restrictive covenants contained in an agreement between the Company or any Subsidiary, as determined in good faith by the Board, then all Shares (whether vested or unvested) granted pursuant to this Agreement shall thereupon be forfeited immediately and without any further action by the Company (the “Clawback Shares”).  Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Clawback Shares, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Clawback Shares being forfeited by Participant.  To the extent that Participant has sold or otherwise disposed of any Clawback Shares prior to the date of such determination, then Participant shall be required to pay to the Company any and all proceeds received by Participant as a result of such sale or other disposition.

3.    Escrow. To insure the availability for delivery of the Unreleased Shares in the event of the application of the Forfeiture Restriction, Participant appoints the Secretary of the Company, or such other person designated by the Administrator from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited pursuant to the Forfeiture Restriction, together with any Retained Distributions paid thereon pursuant to Section 1(c) and held by the Company, and shall deliver and deposit with the Secretary of the Company, or such other person designated by the Administrator from time to time, the share certificate(s) representing the Shares, together with the Stock Assignment. The Unreleased Shares and Stock Assignment (and any Retained Distributions) shall be held by the Secretary of the Company, or such other person designated by the Administrator from time to time, in escrow, until the Shares are forfeited as provided in Section 2(a), until such Shares are fully released from the Forfeiture Restriction or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall as soon as reasonably practicable deliver to Participant the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Participant, and the escrow agent shall be discharged of all further obligations hereunder. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares (or any Retained Distributions) in escrow and while acting in good faith and in the exercise of its judgment.

4.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE PURSUANT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH FORFEITURE AND/OR TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)    Stop Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any transfer or attempted transfer of the Shares not in accordance with the terms of this Agreement shall be void.

5.    Taxes.

(a)    Tax Consequences of Award. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of, vesting in or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the receipt of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)    Section 83(b) Election for Unreleased Shares. Participant acknowledges that, unless an election is filed by Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty days of the receipt of the Unreleased Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on their Fair Market Value on the date of issuance, there will be a recognition of taxable income to the Participant equal to the Fair Market Value of the Unreleased Shares at the time the Forfeiture Restriction lapses. Participant represents that Participant has consulted any tax consultant(s) Participant deems advisable in connection with the purchase of the Shares or the filing of the election under Section 83(b) of the Code and similar tax provisions.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(B) OF THE CODE, AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

(c)    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event concerning Participant arising as a result of the grant or vesting of the Shares or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Participant by the Company.

6.    Participant Representations. Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)     Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

7.    Miscellaneous.

(a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Participant free from any liability or claim under this Agreement.

(b)    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive offices, and any notice to be given to Participant shall be addressed to Participant at the most-recent physical or email address for Participant listed in the Company’s personnel records. By a notice given pursuant to this Section 7(b), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(c)    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his heirs, executors, administrators, successors and assigns.

(d)    Severability. In the event any portion of  this Agreement or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(e)    Entire Agreement; Governing Documents. The Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event of any contradiction between this Agreement or any other written agreement between a Participant and the Company that has been approved by the Administrator, the terms of the Agreement shall govern. The Award of the number of Shares set forth in the Grant Notice is in satisfaction of the Company’s obligation to grant the “IPO Bonus” set forth in Section 4(c) of the Employment Agreement. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement, including, without limitation, restrictions on the transferability of shares of Common Stock.

(f)    Governing Law. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(g)    Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

(h)    Clawback. Compensation paid to the Participant under this Agreement is subject to recoupment in accordance with any compensation recovery or clawback policy of the Company in effect from time to time, including any such policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules adopted by a governmental agency or applicable securities exchange under any such law. The Participant agrees to promptly repay or return any such compensation as directed by the Company under any such policy or requirement, including the value received from a disposition of Shares acquired pursuant to this  Agreement.

(i)     Adjustments. In the event of any change in the Common Stock by reason of any a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock, then the Administrator will equitably adjust the Award, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement.

(j)    Effect of Non-Assumption in a Change in Control. If a Change in Control occurs and this Award is not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, this Award shall become fully vested and all forfeiture, repurchase and other restrictions on this Award, including the Forfeiture Restriction, shall lapse. The Administrator shall determine whether an Assumption of this Award has occurred in connection with a Change in Control.

8.    Definitions. As used herein, the following definitions shall apply:

(a)	“2021 Equity Incentive Plan” means the Dream Finders Homes, Inc. 2021 Equity Incentive Plan, as may be amended from time to time.

(b)
“Administrator” means the Board of Directors of the Company (the “Board”) or a committee thereof to the extent that the Board’s powers or authority under this Agreement has been delegated to such committee.

(c)	“Cause” shall have the meaning provided in the Employment Agreement.

(d)	“Change in Control” shall have the same meaning as provided in the 2021 Equity Incentive Plan.

(e)	“Common Stock” means the Class B Common Stock.

(f)	“Employment Agreement” means the Employment between the Company and Participant dated January __, 2021, as may be amended.

(g)	“Fair Market Value” shall have the same meaning as provided in the 2021 Equity Incentive Plan.

(h)
“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(i)	“Termination of Service” means the date the Participant ceases to be an employee, consultant or Director of the Company or a Subsidiary (as defined in the 2021 Equity Incentive Plan).

EXHIBIT B

TO RESTRICTED STOCK GRANT NOTICE

STOCK ASSIGNMENT

[See instructions below]

FOR VALUE RECEIVED I, Patrick Zalupski, hereby sell, assign and transfer unto                                 the shares of the Common Stock of Dream Finders Homes, Inc. registered in my name on the books of said corporation represented by Certificate No.                   and do hereby irrevocably constitute and appoint                                 to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Grant Notice and Restricted Stock Agreement between Dream Finders Homes, Inc. and the undersigned dated                                                                              .

Dated:                                 ,

Signature:
Patrick Zalupski

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction, as set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, without requiring additional signatures on the part of Participant.
B-1

EXHIBIT C

TO RESTRICTED STOCK GRANT NOTICE

CONSENT OF SPOUSE

I,                                 , spouse of  Patrick Zalupski, have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Agreement dated                                 ,                 , between my spouse and Dream Finders Homes, Inc. In consideration of issuing to my spouse the shares of the Common Stock of Dream Finders Homes, Inc. set forth in the Restricted Stock Grant Notice and Restricted Stock Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Restricted Stock Grant Notice and Restricted Stock Agreement and agree to be bound by the provisions of the Restricted Stock Grant Notice and Restricted Stock Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Restricted Stock Grant Notice and Restricted Stock Agreement.

Dated:                                 ,

Signature of Spouse:

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